                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SMTEK International, Inc.
             ----------------------------------------------
            (Name of Registrant as Specified in Its Charter)

             ----------------------------------------------
               (Name of Person(s) Filing Proxy Statement,
                if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [x] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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 [ ] Fee paid previously with preliminary materials:

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 [ ] Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

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                                                                [Company Logo]

                          SMTEK INTERNATIONAL, INC.
                              2151 Anchor Court
                       Thousand Oaks, California 91320
                             (805) 376-2595


                                                              October 25, 2001

Dear SMTEK International, Inc. Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of SMTEK International, Inc., a Delaware corporation ("we," "us," or "our") to be held at our offices located at 2151 Anchor Court, Thousand Oaks, California 91320, on Thursday, November 15, 2001, at 9:00 a.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be transacted at the Meeting, which includes the election of two of our directors. Our directors and officers will be present to host the Meeting and to respond to any questions from our stockholders.

     Our Board of Directors believes that a favorable vote for the matters described in the attached Notice of Annual Meeting and Proxy Statement is in our best interests, and our stockholders' best interests, and unanimously recommends a vote "FOR" such matters. Accordingly, we urge you to carefully review the accompanying materials.

     Whether or not you plan to attend the Meeting, please promptly complete, sign, date and mail the enclosed proxy card. Sending in the proxy card will not limit your right to revoke your proxy at a later time or attend the Meeting and vote in person.

     Our directors, officers and employees look forward to seeing you at the meeting.


                                    Sincerely,

                                    /s/ Gregory L. Horton
                                    --------------------------
                                    Gregory L. Horton
                                    President and Chief Executive Officer




           IF YOU PLAN TO ATTEND THE ANNUAL STOCKHOLDERS MEETING IN PERSON, PLEASE RSVP BY CALLING SMTEK TOLL-FREE AT 1-877-376-2595.


                                                              [Company Logo]


                          SMTEK INTERNATIONAL, INC.
                              2151 Anchor Court
                       Thousand Oaks, California 91320
                             (805) 376-2595

                NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 15, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of SMTEK International, Inc., a Delaware corporation ("we," "us," or "our") will be held at our offices located at 2151 Anchor Court, Thousand Oaks, California 91320, at 9:00 a.m. local time on Thursday, November 15, 2001, to consider and vote on the following matters:

     1. To elect two Class III Directors to serve for a term of three years, or until their successors are duly elected and qualified;

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Information concerning these matters, including the names of the nominees for the Board of Directors, is more fully set forth in the attached proxy statement, which is a part of this notice.

     The Board of Directors has fixed October 25, 2001 as the record date for the Meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the Meeting or at any adjournment thereof. The list of stockholders of record on October 25, 2001 will be available for inspection for the ten (10) days preceding the Meeting at our offices at 2151 Anchor Court, Thousand Oaks, CA 91320, (805) 376-2595, extension 187.

     Please fill in, date, and sign the enclosed form of proxy and mail it to us regardless of whether you expect to attend the Meeting in person. The prompt return of your proxy in the enclosed envelope will save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting. The proxy may be revoked prior to or at the Meeting by notifying the Secretary of your revocation in writing prior to the voting of the proxy. Our Annual Report for the fiscal year ended June 30, 2001, including financial statements, is being mailed to stockholders with this notice.

                                    By Order of the Board of Directors,

                                    /s/ Mitchell J. Freedman
                                    -----------------------------
                                    Mitchell J. Freedman
                                    General Counsel and Secretary

Thousand Oaks, California
October 25, 2001

                          SMTEK INTERNATIONAL, INC.
                              2151 Anchor Court
                       Thousand Oaks, California 91320
                             (805) 376-2595

                               PROXY STATEMENT
                               ----------------
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 15, 2001
                               ----------------
                                 INTRODUCTION

     This Proxy Statement and accompanying form of proxy are being furnished to stockholders of SMTEK International, Inc., a Delaware corporation ("we," "us," or "our,") in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Thursday, November 15, 2001 at our offices located at 2151 Anchor Court, Thousand Oaks, California 91320, or at any adjournment thereof.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted at the Meeting in the manner described herein and in accordance with the specification in the proxy. In the event no specification is made, the proxy will be voted FOR the election of the Director nominees named herein and in the discretion of the proxy holders on such other business as may properly come before the Meeting. Our Board of Directors currently knows of no other business that will be presented for consideration at the Meeting. Any person executing a proxy may revoke it at any time prior to its exercise by filing with our Corporate Secretary a written revocation of the proxy or a duly executed proxy bearing a later date. You may revoke your proxy at the Meeting by notifying the Secretary of such revocation in writing prior to the voting of the proxy.

     As of the close of business on October 25, 2001, we had outstanding 2,284,093 shares of our common stock, par value $0.01 per share. Each stockholder is entitled to one vote on each proposal for each share held on the record date of October 25, 2001. A majority of the shares of common stock issued and outstanding constitutes a quorum. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for the purpose of determining whether a proposal has been approved. Under the laws of the State of Delaware and the provisions of our Certificate of Incorporation, all stockholders are entitled to cumulate their votes in the election of directors. A stockholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or may distribute such votes on the same principle among as many candidates as the stockholder sees fit. If a proxy is marked for the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors. Under the Delaware General Corporation Law and our Certificate of Incorporation, if a quorum is present at the Meeting, the nominees for election as directors who receive the greatest number of votes cast for election of directors at the Meeting by shares present in person or by proxy and entitled to vote thereon shall be elected as directors.

     For purposes of electing the director nominees, because directors are elected by a plurality, abstentions and broker non-votes will be excluded from the vote and will have no effect on the election of directors.

     We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting. We may request banks and brokers to solicit their customers who beneficially own common stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by our officers, directors and regular employees, but no additional compensation will be paid to such individuals.


                            ELECTION OF DIRECTORS

     Our Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class
III. Under our bylaws, the Board of Directors currently consists of one Class I director, one Class II director, and two Class III directors. There are five director seats, although one Class II director seat is currently vacant. Bruce E. Kanter, a Class II director, resigned his position as a member of the Board of Directors on June 6, 2001. No director has been appointed to fill that vacancy.

     The term of office of the Class III directors expires at the Meeting. Accordingly, at the Meeting, stockholders will be asked to elect two Class III directors to serve for a term of three years, or until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES.

     A brief biography of the nominees for election as director, and of each other director whose term continues after the Meeting, is presented below.

                                                                       YEAR FIRST
                                                                       ELECTED OR
                                                                        APPOINTED
                                                                          AS A
         NAME                  PRINCIPAL OCCUPATION              AGE    DIRECTOR
  ------------------   ---------------------------------------   ---   ----------
NOMINEES FOR ELECTION AS CLASS III DIRECTORS WITH TERMS EXPIRING IN 2004:

  Clay M. Biddinger    CEO, CMB Capital, LLC                      46       2000

  Oscar B. Marx, III   President and CEO, TMW Enterprises Inc.    62       1998

CLASS I DIRECTOR TO CONTINUE IN OFFICE UNTIL THE ANNUAL MEETING FOR THE YEAR ENDING
  JUNE 30, 2002:

  James P. Burgess     Vice President, Trilogy Marketing Inc.     70       1998

CLASS II DIRECTORS TO CONTINUE IN OFFICE UNTIL THE ANNUAL MEETING FOR THE YEAR ENDING
JUNE 30, 2003:

  Gregory L. Horton    Chief Executive Officer, President and     45       1996
                       Chairman of the Board of Directors,
                       SMTEK International, Inc.

     MR. BIDDINGER was appointed as one of our directors on August 23, 2000. Mr. Biddinger currently serves as the CEO of CMB Capital, LLC, a private equity company, which provides leasing and asset management services to small and mid-sized technology businesses, since March 1999. From 1981 to 1998, Mr. Biddinger served as CEO of Sun Financial Group, Inc., an equipment leasing company that he founded and which became a subsidiary of GATX Capital Corporation in 1995. Mr. Biddinger is a director of Florida Banks Inc., a Nasdaq-listed company ("FLBK").

     MR. BURGESS served as Vice President of Trilogy Marketing, Inc., a manufacturers' representative for electronics products companies, from 1996 through 1999. From 1995 to 1996, Mr. Burgess served as Vice President of Alcoa Fujikura Limited, a supplier of electrical products to the automotive industry. Mr. Burgess served as Vice President of Electro-Wire Products, Inc., an electrical distribution company, from 1985 to 1995, prior to the acquisition of that company by Alcoa Fujikura Limited.

     MR. HORTON has served as our President and Chief Executive Officer since January 1996. He was appointed a director in February 1996, and was appointed Chairman of the Board in July 1996. Since 1986, he has served as the President of SMTEK, Inc., which became a subsidiary of ours in January 1996.

     MR. MARX has served as the President and CEO of TMW Enterprises Inc., a private equity investment company, since 1995, and as Chairman of Pullman Industries, a privately held metal-forming company, since 1996. Mr. Marx served as President and CEO of Electro-Wire Products, Inc., an electrical distribution company, from 1994 to 1995, and as Vice President - Automotive Components Group of Ford Motor Company from 1989 to 1994. Mr. Marx is a director of two Nasdaq-listed companies, Parametric Technology Corporation ("PMTC") and Amerigon Inc. ("ARGN"), Tesma International (an automotive parts company listed on the Toronto Stock Exchange) and Ecoair Company (a privately held technology development company).

     None of our executive officers or directors is related either by blood or marriage. In June 1997, we agreed to provide Mr. Thomas M. Wheeler, our largest stockholder, with the right to nominate individuals to fill two seats
on the Board.   The Board members who are considered nominated pursuant to this understanding are Messrs. Burgess and Marx. Mr. Marx is also employed as the Chief Executive Officer of TMW Enterprises, Inc., an entity owned, in whole or in part, by Mr. Wheeler. See also "Certain Relationships and Transactions." Aside from the understanding between Mr. Wheeler and us regarding his two nominees, there are no arrangements or understandings between the listed individuals and any other person pursuant to which those individuals were selected as an officer or director.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held six meetings during the fiscal year ended June 30, 2001. We have standing audit and compensation committees of the Board. All of the directors attended more than 75% of the Board meetings and meetings of Committees of which they are members.

     The Audit Committee consists of Messrs. Burgess, Biddinger and Marx. The Chairman of the Audit Committee is Mr. Burgess. The principal functions of the Audit Committee are to review with the independent auditors and management the results of the annual financial statement audit, and to review the status of internal accounting controls. The Audit Committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and fees of the prospective annual audit and the results of the audit, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our system of internal accounting controls.

     The Audit Committee held four meetings during the fiscal year ended June 30, 2001. The Board of Directors adopted a written Audit Committee Charter on May 16, 2000, and amended it on October 1, 2001. A copy of our Audit Committee Charter is attached as Exhibit "A" to this proxy statement. The report of the Audit Committee begins on page 7.

     The Compensation Committee consists of Messrs. Biddinger and Marx. The Chairman of the Compensation Committee is Mr. Marx. The Compensation Committee establishes the levels of compensation of the directors and senior management and also administers our option and incentive plans (except the Amended and Restated 1998 Non-Employee Directors Stock Option Plan). The Compensation Committee held two meetings during the fiscal year ended
June 30, 2001.  The report of the Compensation Committee begins on page 8.

DIRECTOR COMPENSATION

     Pursuant to the Amended and Restated 1998 Non-Employee Directors Stock Plan (the "Directors Plan"), on July 1 of every year, each non-employee director is automatically entitled to receive an annual grant of our common stock or stock options with a fair value of $12,000. In addition, each non-employee director will be awarded 5,000 stock options upon initial election or re-election to the Board of Directors.

     The Directors Plan also provides for compensation to non-employee directors of $1,000 for each meeting of the board attended in person or by telephone and $500 for each meeting of board committees attended in person or by telephone (if such committee meetings are not held on the same day as meetings of the board). All such compensation is payable in the form of common stock or stock options. Directors are reimbursed for their travel and other related expenses.

     Annually, each non-employee director makes an election to receive director compensation in the form of common stock or stock options. For purposes of determining the number of securities issued as compensation to non-employee directors, the fair value of our common stock is equal to the fair market value of common stock on the grant date, and the fair value of stock options is determined using the Black-Scholes pricing model using data and assumptions as of the grant date. The exercise price of all stock options is equal to the fair market value of the common stock at the date of grant. Under the terms of the Directors Plan, each option granted is fully exercisable upon the grant date. Each option grant has a ten-year term. During fiscal year 2001, 4,327 shares of common stock were issued to non-employee directors and 43,341 stock options were granted to non-employee directors at option prices ranging from $3.75 to $8.20 a share, with a weighted average exercise price of $4.88 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and executive officers and persons who own more than 10% of our common stock ("statutory insiders") are required to file reports with the Securities & Exchange Commission of their ownership of our common stock on Form 3 and any subsequent changes in that ownership on Form 4 or Form 5.

     To our knowledge, based solely upon our review of the copies of such reports required to be furnished to us during or with respect to the fiscal year ended June 30, 2001, we believe that all Section 16(a) filing requirements applicable to our statutory insiders during or for such fiscal year were satisfied.


                              EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

     The following table sets forth the cash compensation paid or accrued by us, as well as certain other compensation, for our fiscal years ended
June 30, 2001, 2000 and 1999, to each of our executive officers named below in the chart ("named executive officers"), whose compensation exceeded $100,000 for the fiscal year ended June 30, 2001:

                                                                 Long-Term
                                        Annual Compensation     Compensation      All Other
      Name and                        -----------------------   Awards: Stock   Compensation
 Principal Positions     Age   Year    Salary       Bonus        Options (#)      ($) (A)
---------------------    ---   ----   --------   ------------   -------------   ------------
Gregory L. Horton         45   2001   $237,500   $250,000         40,000          $12,000
  Chairman, President          2000    204,000    136,000         15,000           43,200
  and CEO                      1999    150,000     85,000         25,000 (B)          400

Kirk A. Waldron (C)       38   2001   $ 25,300         --         20,000               --
  VP Finance & Admin.,         2000         --         --             --               --
  CFO and Treasurer            1999         --         --             --               --

George R. Weatherford (E) 61   2001   $135,000   $ 60,000         25,000          $ 1,700
  Chief Operating              2000    122,000    156,000 (F)     10,000              600
  Officer                      1999     93,000     17,000         14,864 (B)          300

Mitchell J. Freedman (G)  44   2001   $105,000   $ 28,000          5,000          $   500
  General Counsel &            2000     12,100         --         10,000               --
  Secretary                    1999         --         --             --               --

Richard K. Vitelle (D)    48   2001   $134,200   $     --             --          $ 1,600
  VP Finance & Admin.,         2000    129,000     60,000          3,000              900
  CFO and Treasurer            1999    125,000     10,000         19,250 (B)        3,100

--------------------

(A) Amounts, in the aggregate for all years presented, consist, where applicable, of 401(k) plan employer contributions allocated to the named executive officers' accounts ($8,800), term life insurance premiums paid by us for the benefit of the named executive officers ($20,400), and cash payments in lieu of time off for earned vacation ($35,100).

(B) Consists of options re-priced in fiscal 1999 that had originally been issued in years prior to fiscal 1999.

(C) Mr. Waldron was appointed Vice President of Finance & Administration and Chief Financial Officer in May 2001. Mr. Waldron's reported salary represents his salary from his hiring in April 2001 to fiscal year end.

(D)  Mr. Vitelle resigned in April 2001.

(E) Mr. Weatherford was appointed Chief Operating Officer in January 2001. Prior to that, Mr. Weatherford was appointed as Corporate Vice President of Operations in August 1998. His reported compensation in fiscal year 1999 represents his salary from his appointment to fiscal year end.

(F) Includes a special incentive payment of $150,000 in connection with the divestiture on November 12, 1999 of Irlandus Circuits Ltd., one of our former European operating units.

(G)  Mr. Freedman was appointed General Counsel and Secretary in May 2000.
     Mr. Freedman's reported salary for fiscal year 2000 represents his salary from his appointment to fiscal year end.

     MR. HORTON'S biographical information appears earlier under the heading "Proposal One - Election of Directors."

     MR. WALDRON joined us in April 2001 and was appointed Vice President of Finance and Administration, Chief Financial Officer and Treasurer in May 2001. Mr. Waldron was a Director, President and Chief Executive Officer of AML Communications, Inc. ("AML") from February 1999 until February 2001 and, before that, served as AML's Chief Financial Officer from 1996 through February 1999. From 1994 to 1996, Mr. Waldron was Chief Financial Officer at Dynamotion/ATI Corp. Mr. Waldron is a Certified Public Accountant and holds a B.S. in Business Administration from the University of Southern California.

     MR. WEATHERFORD has served as our Chief Operating Officer since January 2001. Before that, he held the position of Corporate Vice President of Operations from August 1998 through December 2000. From March 1997 until August 1998, he served as Managing Director of Irlandus Circuits Ltd., our former printed circuit board fabrication subsidiary located in Northern Ireland. From February 1994 to March 1997, Mr. Weatherford managed his personal real estate investments. Prior to February 1994, Mr. Weatherford had over 20 years experience in general management positions with various companies within the U.S. printed circuit board industry.

      MR. FREEDMAN has been General Counsel and Corporate Secretary since May 2000. Before that, he was corporate counsel with View Tech, Inc. (now known as Wire One Technologies, Inc.) from January 1999 through May 2000. From June 1997 through September 1998, he was corporate counsel with TravelMax International, Inc. From 1982 through 1997, Mr. Freedman was a trial attorney representing businesses in product liability and insurance litigation, business and real estate litigation and employment litigation.

OPTION GRANTS IN FISCAL YEAR ENDED JUNE 30, 2001

     The following table sets forth information concerning options granted to each of the named executive officers during fiscal 2001:

                                                                            Potential
                                                                        Realizable Value
                                                                       at Assumed Annual
                       Number of   % of Total                            Rates of Stock
                       Securities    Options     Exercise              Price Appreciation
                       Underlying   Granted to   or Base               for Option Term (A)
                        Options    Employees in   Price    Expiration  -------------------
         Name           Granted    Fiscal Year    ($/sh)      Date       5%         10%
---------------------  ----------  ------------  --------  ----------  --------   --------
Gregory L. Horton        40,000       16.0%       $4.56      2/ 7/11   $114,700   $290,700
Kirk A. Waldron          20,000        8.0%       $5.80      5/ 9/11   $ 73,000   $184,900
George R. Weatherford    25,000       10.0%       $4.56      2/ 7/11   $ 71,700   $181,700
Mitchell J. Freedman      5,000        2.0%       $4.56      2/ 7/11   $ 14,300   $ 36,300

(A) The chart assumes a market price of $7.75 for our common stock, the closing price for the common stock in the Nasdaq Small Cap Market, as of June 30, 2001, as the assumed market price for the common stock with respect to determining the "potential realizable value" of the shares of common stock underlying the options described in the chart, as reduced by any lesser exercise price for such options. Further, the chart assumes the annual compounding of such assumed market price over the relevant periods, without giving effect to commissions or other costs or expenses relating to potential sales of such securities. These values are not intended to forecast the possible future appreciation, if any, price or value of our common stock.

AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning options held by each of the named executive officers as of June 30, 2001.

                                                  Number of
                                                  Securities          Value of
                                                  Underlying         Unexercised
                                                  Unexercised        In-The-Money
                          Shares      Value    Options at FY-End   Options at FY-End
                       Acquired on   Realized  (#) Exercisable /   ($) Exercisable /
        Name           Exercise (#)     ($)    Unexercisable (A)   Unexercisable (B)
---------------------  ------------  --------  -----------------   ------------------
Gregory L. Horton           --          --      28,750 / 51,250    $14,513 / $171,138
Kirk A. Waldron             --          --          -- / 20,000         -- /   39,000
George R. Weatherford       --          --      12,364 / 37,500      9,675 /  108,775
Mitchell J. Freedman        --          --       2,500 / 12,500     10,625 /   47,825

--------------------

	(A)  All options listed in the table are exercisable at option prices equal to fair market value on the date of grant.

	(B) The value of unexercised in-the-money options is based upon the fair market value for our common stock on June 30, 2001 of $7.75 less the applicable option exercise price.

EMPLOYMENT AGREEMENTS AND EXECUTIVE SEVERANCE ARRANGEMENTS

     Mr. Horton entered into an employment agreement with us, with the agreement's effective date being January 1, 2001. Although the agreement has a term of five years from January 1, 2001, it also states that unless the agreement is not renewed or superseded by written mutual consent by the end of the five-year term, it will automatically be renewed on a month-to-month basis. The agreement currently provides a base annual salary of $250,000 to Mr. Horton. Mr. Horton is also eligible to receive an annual bonus compensation upon achievement of objectives and criteria as the Board of Directors may establish. Mr. Horton's employment is "at will." Should Mr. Horton voluntarily resign or be terminated for cause, he will not be entitled to severance pay. If he is terminated without cause, Mr. Horton is entitled to receive a severance equal to 20 months of his then-current salary, payable to him within 30 days of such termination. Mr. Horton is also entitled to continue to receive, for 20 months following his termination without cause, the same benefits he received as of the termination. Mr. Horton further receives additional benefits above and beyond our usual employee benefits including a term life insurance policy of $3.5 million, use of a corporate
automobile, among other benefits.   Mr. Horton's employment agreement contains
a non-solicitation clause, a trade secrets clause and a non-competition clause in which Mr. Horton is contractually obligated to comply.

     Mr. Waldron has a written offer letter of employment dated April 9, 2001. In the offer letter, Mr. Waldron's base salary is $140,000 per year with a bonus opportunity of up to $30,000 in fiscal 2002 based upon the achievement of goals and objectives to be established by the Board of Directors. Mr. Waldron's employment is "at will." He is entitled to a three-month severance if terminated without cause. Further, if there is a change of control, or if the Chief Executive Officer is removed or resigns, and further, he is terminated without cause within six months thereafter, he is entitled to a six month severance from the time of such termination.

     Mr. Weatherford's current terms of employment provides for an annual base salary of $145,000, an annual bonus equal to at least 1% of the pretax income of each operating unit, and six months' salary continuation as severance in the event his employment is terminated in conjunction with a change in control of us or the termination of the Chief Executive Officer. Mr. Weatherford's employment is "at-will." Mr. Weatherford's terms of employment also provide for certain incentive payments upon attainment of certain strategic corporate milestones. Pursuant to these provisions, and in connection with the divestiture on November 12, 1999 of Irlandus Circuits Ltd., one of our European operating units, Mr. Weatherford received a special incentive payment of $150,000. Mr. Weatherford is provided a corporate vehicle during his employment with us.

     Mr. Freedman has a written offer letter of employment dated May 4, 2000. In the offer, Mr. Freedman's base salary was $105,000 (increased to $115,000 in August 2001) with a bonus opportunity of up to $20,000 in fiscal 2001 (Please see below the Compensation Committee Report for Mr. Freedman's actual
2001 bonus).   Mr. Freedman's employment is "at-will."   Mr. Freedman is
entitled to a three-month severance if he is terminated without cause within six months after a change of control or resignation or removal of our Chief Executive Officer.


                         REPORT OF THE AUDIT COMMITTEE

     The rules of the Securities & Exchange Commission require that we include in our proxy statement a report of our Audit Committee. A copy of our Audit Committee Charter, originally approved on May 16, 2000, and amended on October 1, 2001, is attached as Exhibit "A" to this proxy statement. The following report concerns the activities of our Audit Committee regarding oversight of our financial reporting and auditing procedures.

     The Audit Committee of the Board of Directors assists the Board of Directors in discharging its responsibility relating to the quality and integrity of our accounting, reporting, and financial practices and that of our subsidiaries.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management, including a discussion of the acceptability as well as the appropriateness, of significant accounting principles. The Audit Committee also reviewed with management the reasonableness of significant estimates and judgments made in preparing the financial statements as well as the clarity of the disclosures in the financial statements. The Audit Committee reviewed with the independent public accountants, KPMG LLP, their judgments as to the acceptability as well as the appropriateness of our application of accounting principles. KPMG LLP has the responsibility for expressing an opinion on the conformity of our annual financial statements with U.S. generally accepted accounting principles. The Audit Committee also discussed with KPMG LLP such other matters as are required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committee) and otherwise as required under U.S. generally accepted auditing standards. In addition, the Audit Committee discussed with KPMG LLP its independence from our management, including the impact of non-audit-related services provided to us and the matters included in the written disclosures required by the Independence Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets with KPMG LLP, with and without management present, to discuss the results of their audits, their opinions of our system of internal controls and the overall quality of our financial reporting.

     In reliance on the reviews and discussions noted above, the Audit Committee confirmed that our audited financial statements for the three (3) years ended June 30, 2001, would be and were included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities & Exchange Commission.

     The Audit Committee has two directors, Clay Biddinger and James Burgess, who meet the definition of "independent director" under Nasdaq's Marketplace Rule 4200(a)(14). The third member of the Audit Committee, Oscar B. Marx, III, does not meet the definition of "independent director" because he is the Chief Executive Officer of an entity known as TMW Enterprises, Inc. Thomas M. Wheeler, our largest single stockholder, owns part of or all of TMW Enterprises, Inc. Mr. Marx, along with the other directors who are members of the Audit Committee, has the requisite financial knowledge to serve on the Audit Committee. The Board, recognizing there are, since June 2001, only three outside directors currently holding director seats, decided it would be in our best interest to include Mr. Marx on the Audit Committee. Current Audit Committee rules under Nasdaq and the Securities & Exchange Commission require that three non-employee members of the Board be on the Audit Committee. Mr. Marx's years of financial experience were deemed an asset to the Audit Committee and to us. Mr. Horton, our Chairman of our Board of Directors, is not eligible for membership on the Audit Committee because he is also our Chief Executive Officer and therefore our employee.

     KPMG LLP charged a total of $126,000 in fees for the auditing of our financial condition for fiscal year 2001. For auditing our operations in the United States during the fiscal year 2001, KPMG LLP charged $111,000. For auditing our European operations during the fiscal year 2001, KPMG LLP charged $15,000. In addition to its regular auditing fees, KPMG LLP charged additional fees of $24,000 for a review of our tax returns for the year ended June 30, 2001. The Audit Committee determined that the tax services performed by KPMG LLP were not incompatible with KPMG LLP's maintaining its independence. KPMG LLP provided no other services to us.

                       SUBMITTED BY THE AUDIT COMMITTEE
              JAMES BURGESS, CLAY BIDDINGER & OSCAR B. MARX, III

     Notwithstanding any reference in our prior or future filings with the Securities & Exchange Commission, which purport to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included under the caption "Report of the Audit Committee."


                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors administers our executive compensation programs and reviews and approves salaries and bonuses of the executive officers named in the Executive Compensation Table. Our executive compensation programs are designed to:

     * provide competitive levels of base and incentive compensation in order to attract, retain and motivate high quality employees;

     * tie individual total compensation to individual performance and our success; and

     * align the interests of our executive officers with those of our stockholders.

     BASE SALARY. Base salary is targeted to be moderate, yet competitive in relation to salaries commanded by those in similar positions at comparable companies. The Compensation Committee reviews management's recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies to the extent possible. Individual salary determinations are based on experience, achievement of goals and objectives, sustained performance and comparison to other companies' peer positions.

     INCENTIVE COMPENSATION PROGRAM. Incentive compensation for our executive officers is designed to reward such individuals for their contributions to corporate and individual objectives. In addition, our operating units maintain profit sharing plans under which operating unit managers and other key employees receive incentive cash compensation based on the performance and pre-tax profits of those operations. Except for Mr. Weatherford's incentive compensation arrangement, our executive officers named above do not participate in these operating unit profit sharing plans.

     STOCK OPTIONS. The Compensation Committee, with our Board of Directors, administers our 1993 and 1996 Stock Incentive Plans, which are designed to align the interests of management and other key employees with those of our stockholders. The number of stock options granted is related to the recipient's base compensation, level of responsibility and accomplishments. All options have been granted with an option exercise price equal to the fair market value of our common stock on the date of grant. The tables above set forth information concerning options granted to named executives during fiscal 2001. In August, 2001, our Board, and the Compensation Committee, delegated to fellow Director, and Chief Executive Officer, Mr. Horton, certain limited powers to grant up to 50,000 total stock options in a one-year period, subject to renewal each year thereafter, to non-officer employees. This power is derived from our Amended & Restated 1996 Stock Incentive Plan for our employees and consultants.

COMPENSATION OF EXECUTIVE OFFICERS:

     The Compensation Committee, in awarding compensation to our named executive officers, took into consideration competitive executive salaries in publicly traded companies of similar size and complexity. The Compensation Committee was pleased with our operating results and financial condition through fiscal year 2001. Please also note that all stock options granted to the named executive officers are three-year vesting stock options under the Amended & Restated 1996 Stock Incentive Plan.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Gregory L. Horton was appointed our President and Chief Executive Officer in January 1996. The Compensation Committee, in February 2001, awarded Mr. Horton 40,000 stock options, and increased his base salary from $225,000 to $250,000 effective January 1, 2001 (As noted earlier in this proxy, Mr. Horton entered into a new employment agreement with the effective date of January 1, 2001). The Compensation Committee awarded a bonus of $250,000 to Mr. Horton in August 2001 for his efforts in fiscal year 2001.

     COMPENSATION OF CHIEF OPERATING OFFICER. George Weatherford was appointed Chief Operating Officer in January, 2001. In February 2001, the Compensation Committee awarded Mr. Weatherford a raise in annual salary from $125,000 to $145,000. He was also awarded 25,000 stock options at that time. The Compensation Committee awarded Mr. Weatherford a bonus of $60,000 on August 2001 for his efforts in fiscal year 2001.

     COMPENSATION OF CHIEF FINANCIAL OFFICER. Kirk Waldron was appointed Chief Financial Officer in May 2001. The Compensation Committee approved an initial award of 20,000 stock options in May 2001. In August 2001, the Compensation Committee approved an additional award of 10,000 stock options for Mr. Waldron's performance in setting up various financial control systems and his performance in integrating himself into our operations and our subsidiaries' operations.

     COMPENSATION OF THE GENERAL COUNSEL AND CORPORATE SECRETARY. Mitchell Freedman was appointed General Counsel and Corporate Secretary in May 2000. The Compensation Committee, during fiscal year 2001, approved 5,000 stock options and a special $10,000 bonus to Mr. Freedman for his work in resolving outstanding litigation against us. The Compensation Committee, in August 2001, approved an increase in Mr. Freedman's annual salary from $105,000 to $115,000, an $18,000 bonus and an award of an additional 5,000 stock options for his efforts in fiscal year 2001.

                   Submitted by the Compensation Committee:
                     Oscar B. Marx III and Clay Biddinger


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In fiscal year 2001, the Compensation Committee was initially comprised of Messrs. Kanter and Marx. Effective September 12, 2000, Mr. Biddinger was appointed to the Compensation Committee, replacing Mr. Kanter. None of these individuals were officers or employees of the Company during fiscal 2001 or at any prior time. There are no interlocks between us and other entities involving our named executive officers and directors who serve as executive officers or directors of other entities.


                           STOCK PERFORMANCE GRAPH

     Our common stock is listed for trading on the Nasdaq Small Cap Market under the symbol "SMTI."

     The following performance table compares the cumulative total return for the period from June 30, 1996 through June 30, 2001, from an investment of $100 in: (i) our common stock, (ii) the Nasdaq Composite and (iii) an Electronics Manufacturing Services ("EMS") Peer Group, as defined below. The EMS Peer Group consists of the following publicly held electronics manufacturing services companies, each of whose business, taken as a whole, reasonably resembles our activities: EFTC Corporation, IEC Electronics Corp., Reptron Electronics, Inc., SigmaTron International, Inc., Sparton Corporation, and Xetel Corporation. The Peer Group Index was derived using the weighted average of individual company stock prices for each period. For each group an initial investment of $100 is assumed on June 30, 1996. The Total Return Calculation assumes reinvestment of all dividends for the indices. We did not pay dividends on our common stock during the time frame set forth below.

[Graph with data points below]

     The data points depicted on the graph are as follows:

                 Nasdaq        EMS            SMTEK
        Date    Composite   Peer Group  International, Inc.
      --------  ---------   ----------  -------------------
      06/30/96    100.00      100.00           100.00
      06/30/97    121.62      153.69            56.25
      06/30/98    160.12      101.85            37.50
      06/30/99    230.56       49.75            16.25
      06/30/00    340.60       50.09            10.00
      06/30/01    184.61       37.71            19.38

     All data contained in the stock performance graph and data chart set forth above are derived from sources believed to be reliable. However, because of the possibility of human and mechanical error and other factors, the data provided from such sources contain no express or implied warranties of any kind. There are also no representations, warranties or guarantees as to the accuracy or timeliness of such data.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

     Notwithstanding any reference in our prior or future filings with the Securities & Exchange Commission, which purport to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the caption "Stock Performance Graph."


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of October 25, 2001, except as otherwise indicated, the number of shares and percentage of outstanding common stock known by us to be beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all of our named executive officers and directors as a group. Unless otherwise noted, shares are held with sole voting and investment power. Holdings include, where applicable, shares held by spouses and minor children, including shares held in trust.

             Beneficial Ownership Of Common Stock As Of October 25, 2001
          -----------------------------------------------------------------
             Name and Address of         Number
               Beneficial Owner*       of Shares       Percent of Class (#)
          -------------------------  -------------     --------------------

          Thomas M. Wheeler
             801 W. Big Beaver Road    881,813               38.6%
             Suite 201
             Troy, Michigan, 48084

          Clay M. Biddinger            115,017 (A)            5.0%

          James P. Burgess              25,453 (B)            1.1%

          Mitchell J. Freedman           2,500 (C)             **

          Gregory L. Horton             75,000 (D)            3.2%

          Oscar B. Marx, III            23,682 (E)            1.0%

          Kirk A. Waldron                   --                 **

          George R. Weatherford         24,542 (F)            1.4%

          Directors and named          269,944 (G)           11.3%
          executive officers
          as a group (7 persons)
------------------------
 * Except as otherwise noted, the address for each beneficial owner is c/o SMTEK International, Inc., 2151 Anchor Court, Thousand Oaks, CA 91320.

**    Represents less than 1% of the outstanding shares.

# Beneficial ownership is determined in accordance with the rules of the Securities & Exchange Commission. Shares of common stock subject to valued options or warrants currently exercisable, or exercisable within 60 days of October 25, 2001, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe the stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Percentage of ownership is based on 2,284,093 shares of common stock outstanding as of October 25, 2001.

(A)   Includes 12,911 shares underlying options.

(B)   Includes 9,594 shares underlying options.

(C)   Includes 2,500 shares underlying options.

(D)   Includes 28,750 shares underlying options.

(E)   Includes 23,682 shares underlying options.

(F)   Includes 19,864 shares underlying options.

(G)   Includes 101,051 shares underlying options.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 30, 1997, we borrowed $2 million from Thomas M. Wheeler. As a condition to obtaining the $2 million loan from Mr. Wheeler, we agreed to acquire all of the issued and outstanding shares of Jolt Technology, Inc. ("Jolt"), a privately-held electronics manufacturing company owned by Mr. Wheeler and two other individuals, for 450,000 shares of our common stock.
Mr. Wheeler received 319,313 shares of our common stock upon the consummation of the Jolt acquisition on June 30, 1998. As a further condition to obtaining the $2 million loan from Mr. Wheeler, we agreed to give Mr. Wheeler the right to nominate individuals to fill two seats on our Board of Directors. In
May 1999, following our stockholders' approval, we entered into a $4.5 million private placement of common stock with Mr. Wheeler. This increased Mr. Wheeler's ownership interest in us from 18.7% to 38.8%, and enabled us to pay off the $2 million loan with Mr. Wheeler. Although the loan was paid off in May 1999, it was the understanding of Mr. Wheeler and us that Mr. Wheeler would have the ongoing right to nominate individuals to fill two directorships. The Board members who are considered nominated pursuant to this understanding are Messrs. Burgess and Marx. With only four persons on the Board of Directors at this time, the two such nominated individuals represent half the members of the Board of Directors.

     The Company believes that all such transactions with our affiliates have been entered into on terms no less favorable to us than we could have been obtained from independent third parties. We intend that any transactions and loans with officers, directors and 5% or greater stockholders, following the date of this proxy statement, will be on terms no less favorable to us than we could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP has continued to serve as the Company's independent public accountants since 1994. Representatives of our independent public accountants are expected to be present at the Meeting and will be afforded the opportunity to make a statement and answer questions from stockholders.


                            STOCKHOLDER PROPOSALS

     Stockholders who wish to include proposals in next year's proxy statement for consideration at our Annual Meeting of Stockholders in 2002 must submit their proposals in writing at our principal executive office (2151 Anchor Court, Thousand Oaks, California 91320) no later than June 27, 2002. The proposals received after that date will be considered untimely and will not be included in next year's proxy statement. Such proposals should be addressed to our Corporate Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities & Exchange Commission. Use of overnight mail from a reputable delivery company, or certified mail, is strongly suggested for verification purposes.

     Stockholders who wish to include proposals for next year's proxy statement should consult the new rules in Securities & Exchange Commission Rule 14a-8, promulgated under the Securities Exchange Act of 1934, as amended, as well as the Securities & Exchange Commission's Division of Compliance Staff Legal Bulletin No. 14 (July 13, 2001) for information relating to stockholder proposals.


                                 ANNUAL REPORT

     Our Annual Report to Stockholders for fiscal year 2001, including audited financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K for fiscal 2001 (without exhibits), and exhibits to our proxy statement, are available from us without charge upon receipt of a written request by a stockholder addressed to our executive offices in Thousand Oaks, California. Copies of the Form 10-K and this proxy statement are also available on-line through the Securities & Exchange Commission's web site at www.sec.gov.


                                MISCELLANEOUS

     The Board of Directors is unaware of any other business to be presented for consideration at the Meeting. If, however, such other business should properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

                                    By Order of the Board of Directors


                                    /s/ Mitchell J. Freedman
                                    -----------------------------
                                    Mitchell J. Freedman
                                    General Counsel and Secretary

Thousand Oaks, California
October 25, 2001

                                  EXHIBIT "A"
                           SMTEK INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER

     1. MEMBERS. The Audit Committee shall consist of at least three non-employee members of the Board of Directors of SMTEK International, Inc. ("Company"). Audit Committee members shall meet the requirements as set forth in Nasdaq's current Marketplace Rule 4350(d)(1) and (2), and as such Rule may be amended from time to time.

     To the extent consistent with the above, the Audit Committee shall consist of "independent directors," as that phrase is currently defined in Nasdaq Marketplace Rule 4200(a)(14), and as such Rule may be amended from time to time. However, the Board may appoint a "non-independent director" to the Audit Committee for the reasons or circumstances set forth in Nasdaq's current Marketplace Rule 4350(d)(2), and other Nasdaq Marketplace Rules, and as such may be amended from time to time.

     Each member of the Company's Audit Committee must be financially literate and one member of the audit committee shall have accounting or related financial management expertise, as provided in the current applicable Nasdaq Marketplace Rules, and as such Rules may be amended from time to time.

     2. PURPOSES, DUTIES, AND RESPONSIBILITIES. The Audit Committee shall represent the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

            (i) Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

            (ii) Review with the independent auditors their audit procedures, including the scope, staffing, locations, reliance upon management, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the independent auditors with respect to interim periods.

            (iii) Review the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standard Boards Standard No. 1.

            (iv) Review with management and the independent auditors the quarterly and annual financial statements of the Company, such review to include a discussion of the auditors' judgment as to the quality, not just acceptability, of the Company's accounting principles.

            (v) In consultation with the independent auditors, monitor the adequacy of the Company's internal controls.

            (vi) Review significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports.

            (vii) Review material pending legal proceedings involving the Company and other contingent liabilities.

            (viii) Review and assess the adequacy of the Audit Committee Charter on an annual basis.

            (ix) Annually prepare a report to shareholders as required by the Securities and Exchange Commission, to be included in the Company's annual proxy statement.

     3. MEETINGS. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Chairperson of the Audit Committee should develop the committee agenda with the assistance of management. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee may create subcommittees who shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

                        End of Audit Committee Charter


                                PROXY CARD

     THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF SMTEK INTERNATIONAL, INC.

                   Proxy for Annual Meeting of Stockholders
                              November 15, 2001

     The undersigned hereby appoints Mr. James P. Burgess and Mr. Gregory L. Horton as Proxies (each of them with full power to act without the other), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of SMTEK International, Inc. held of record by the undersigned on October 25, 2001 at the Annual Meeting of Stockholders to be held at 2151 Anchor Court, Thousand Oaks, California, on November 15, 2001 and at any adjournment thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

1. Election of Clay M. Biddinger and Oscar B. Marx III as Class III Directors to continue in office until 2004:

       FOR nominees named above [ ]          WITHHOLD authority to vote [ ]
       (except as marked to the contrary)    for the nominees named above

       (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above. If you desire to cumulate your votes for a nominee, write your instruction as to the number of votes cast for such nominee in the space provided below. The total number of votes cast must not exceed TWO times the number of shares you hold)

       -----------------------------------------------------------------

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE DIRECTOR NOMINEES.

Signature:                           Date:                    , 2001
          ---------------------------     --------------------
Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.